EXHIBIT 99.3
SECURITIES PURCHASE AGREEMENT
          THIS SECURITIES PURCHASE AGREEMENT is made as of May 24, 2007, by and between BabyUniverse, Inc. (the “Company”), a corporation organized under the laws of the State of Florida, with its principal offices at 150 South U.S. Highway One, Suite 500, Jupiter, Florida 33477, and the purchaser whose name and address is set forth on the signature pages hereof (the “Purchaser”).
          IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
               SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of (i) that number of shares (the “Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), of the Company, which is equal to (x) $700,004.04 divided by (y) U.S.$7.88, the closing sale price of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), on The Nasdaq Capital Market as of the date hereof (the “Purchase Price Per Share”), which Shares shall convert into shares (the “Conversion Shares”) of Common Stock, (a) at the holder’s option, at any time after the issuance of such Shares, initially (subject to adjustment) at a conversion ratio of 1:1, and (b) automatically, at an initial (subject to adjustment) conversion ratio of 1:1, on the date on or prior to December 31, 2007 that the eToys Merger (as defined below) is effective, all as more fully described in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, Par Value $0.001 per Share, of BabyUniverse, Inc. attached hereto at Exhibit A (the “Certificate of Designation”); and (ii) that number of warrants (the “Warrants” and, together with the Shares, the “Securities”), each representing the right to purchase one share of Common Stock (collectively, the “Warrant Shares”) at an initial exercise price per share (subject to adjustment) equal to the Purchase Price Per Share, which is equal to 25% of such aggregate number of Shares. The Company reserves the right to increase the number of Shares and the number of Warrants sold in this private placement prior to the Closing Date (as defined below) for the purpose of including therein the Other Purchasers (as defined below). The “eToys Merger” means the merger of the Company with eToys Direct, Inc., as discussed in the Memorandum (as defined below).
               SECTION 2. Agreement to Sell and Purchase the Securities.
               2.1 At the Closing (as defined below), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants referenced in Section 1, for an aggregate purchase price equal to the number of Shares so issued and sold to the Purchaser, multiplied by the Purchase Price Per Share.
               2.2 The Company may, in its sole and absolute discretion, enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and may, in its sole and absolute discretion, complete sales of additional Securities to them.

The Purchaser and such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean CIBC World Markets Corp.
               2.3 In the event that the Company shall not have received on or prior to October 15, 2007 gross cash proceeds from issuances and sales of additional Securities to Other Purchasers in an aggregate amount equal to at least $8,000,000 (which amount, for the avoidance of doubt, shall not include any amounts received by the Company from the issuance and sale of Securities to the Purchaser or any of its affiliates), then the Company shall issue and deliver to the Purchaser, on October 16, 2007, at no additional cost to the Purchaser, 13,325 shares (as appropriately adjusted for any stock split, stock dividend or other similar event affecting the number of outstanding shares of Common Stock) of Common Stock (the “Minimum Offering Condition Shares”); provided, however, that to the extent, but only to the extent, that such issuance of shares of Common Stock requires (taking into account all factors deemed relevant by Nasdaq, including, without limitation, the integration of such issuance with other issuances of securities by the Company) the approval of the Company’s shareholders pursuant to Nasdaq Marketplace Rule 4350(i)(D) (the shares with respect to which such approval is required, the “Excess 2.3 Shares”), such Excess 2.3 Shares shall be issued to the Purchaser only after such issuance has been approved by the Company’s shareholders as required by such Rule. In such event, the Company shall promptly exert its commercially reasonable efforts in good faith to procure such shareholder approval.
               2.4 In the event that the eToys Merger shall not have been consummated by the Company on the terms set forth in, and as otherwise described in, the Memorandum on or prior to October 15, 2007, then the Company shall issue and deliver to the Purchaser, on October 16, 2007, at no additional cost to the Purchaser, an additional 8,884 shares (as appropriately adjusted for any stock split, stock dividend or other similar event affecting the number of outstanding shares of Common Stock) of Common Stock (the “Merger Condition Shares”, and together with the Minimum Offering Condition Shares, the “Condition Shares”); provided, however, that to the extent, but only to the extent, that such issuance of shares of Common Stock requires (taking into account all factors deemed relevant by Nasdaq, including, without limitation, the integration of such issuance with other issuances of securities by the Company) the approval of the Company’s shareholders pursuant to Nasdaq Marketplace Rule 4350(i)(C)(ii) (the shares with respect to which such approval is required, the “Excess 2.4 Shares”), such Excess 2.4 Shares shall be issued to the Purchaser only after such issuance has been approved by the Company’s shareholders as required by such Rule. In such event, the Company shall promptly exert its commercially reasonable efforts in good faith to procure such shareholder approval.
               SECTION 3. Delivery of the Securities at the Closing. The completion of the purchase and sale of the Securities by the Purchaser (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 as soon as practicable and as agreed to by the parties hereto, on a date within three business days following the execution and mutual delivery of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).
          At the Closing, the Company shall deliver to the Purchaser (i) one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares referenced in Section 1 and (ii) one or more warrant certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Warrants referenced in Section 1, each bearing an appropriate legend referring to the fact that such Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix I. At the Closing, (a) the Purchaser shall deliver to the Company same-day funds in the full amount of the aggregate purchase price for the Securities being purchased by the Purchaser hereunder, and (b) the Company shall also deliver to the Purchaser (i) a legal opinion in a form reasonably satisfactory to counsel to the Purchaser and (ii) a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.
               SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser, as of the date hereof and as of the Closing Date, as follows:
               4.1 Organization; Good Standing. The Company has two material subsidiaries, Huta Duna, Inc. (d/b/a, DreamtimeBaby.com), a California corporation, and Posh Tots, Inc., a Virginia corporation (the “Subsidiaries”). The Company and each of the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
               4.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company. As of the date hereof: (i) 5,694,914 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding; (ii) 268,748 shares of Common Stock are reserved for issuance and issuable upon exercise of outstanding options to purchase Common Stock; and (iii) 334,667 shares of Common Stock are reserved for issuance and issuable upon exercise of outstanding warrants to purchase Common Stock, and there are no other rights to purchase from the Company any shares of its capital stock other than pursuant to this Agreement. The certificates evidencing the Shares, the Conversion Shares, the Warrants and the Condition Shares issued or issuable to the Purchaser are (or will be) in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Articles of Incorporation or Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. The Company has reserved from its duly authorized capital stock (x) the maximum number of shares of Common Stock issuable pursuant to the conversion of the Shares into the Conversion Shares and upon exercise of the Warrants and (y) the maximum number of Condition Shares that may be required to be issued by the Company pursuant to Sections 2.3 and 2.4. The Warrants, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. The Conversion Shares, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. The Condition Shares, when issued and delivered pursuant to Sections 2.3 and 2.4, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. Except as disclosed in the Confidential Private Placement Memorandum, dated May 8, 2007 and attached hereto as Annex A, relating to the offering of the Securities, including all exhibits thereto, documents expressly incorporated by reference therein and annexes thereto, as the same was supplemented pursuant to the Supplement No. 1 to Confidential Private Placement Memorandum, dated May 24, 2007 and attached hereto as Annex B (the “Memorandum”), or this Agreement, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock, the Shares and the Warrants conform in all material respects to all statements in relation thereto contained in the Memorandum. All outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims.

               4.3 Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company and, assuming execution by each of the other parties thereto, constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions contained in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities, the Conversion Shares, the Warrant Shares and the Condition Shares by the Company.
               4.4 No Default or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities, the Conversion Shares, the Warrant Shares and the Condition Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
               4.5 Permits. The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required as to the Company under the Securities Act and state Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities to the Purchaser.
               4.6 Real and Personal Property. The Company and each of the Subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property, owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the SEC Documents (as defined below), or do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. All property held under lease by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the SEC Documents (as defined below), or have arisen in the ordinary course of business of the Company and its subsidiaries and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.
               4.7 Material Contracts. Each contract, document or other agreement described in the Memorandum which is material to the current business of the Company is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, except to the extent that any such default or event, individually or in the aggregate, would not have a Material Adverse Effect.
               4.8 No Violation. Neither the Company nor its subsidiaries is in violation of its any term of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.
               4.9 Consents and Approvals. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company on or prior to the date hereof has been so obtained or performed.
               4.10 No Material Misstatement. The Memorandum (excluding for purposes of this Section 4.10 the exhibits and annexes thereto and the documents incorporated by reference therein) did not, as of its date, does not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               4.11 Incorporated Documents.
               (a) The documents incorporated by reference in the Memorandum or attached as exhibits thereto, at the time (if applicable) they became effective or were filed with the Securities and Exchange Commission (the “Commission”), as the case may be, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and none of such documents included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of their respective filing or effective dates, or if amended, as so amended.
               (b) In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”).
               4.12 Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information included or incorporated by reference in the Memorandum have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary financial data included in the Memorandum present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements and other financial information set forth in the Memorandum. There are no material off-balance sheet arrangements (as defined in Item 303 of the Commission’s Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
               4.13 Intellectual Property. The Company and each of the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its current business. Neither the Company nor either of the Subsidiaries has received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles, except for any such infringement or conflict that would not result in a Material Adverse Effect.
               4.14 No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Memorandum (the “Financial Statements”) and except as otherwise discussed in the Memorandum, (i) there has not been any material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor either of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iii) since the date of the latest balance sheet included in the Financial Statements, neither the Company nor either of the Subsidiaries has (A) issued or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business or (B) entered into any transaction not in the ordinary course of business.
               4.15 No Registration Rights. No holder of any security of the Company has any right, which has not been irrevocably waived, to have any security owned by such holder included in the offering of Securities contemplated by the Memorandum or in the registration statement to be filed by the Company pursuant to Section 7.1 (the “Registration Statement”) with the Commission or to demand registration of any such security owned by such holder for a period of 180 days after the date of this Agreement.
               4.16 Legal Proceedings. Except as described in the Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company believes will have a Material Adverse Effect.
               4.17 Employees. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.
               4.18 Taxes. The Company and each of its Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or either of the Subsidiaries.
               4.19 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or either of the Subsidiaries or the Company’s or the Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor either of the

Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
               4.20 Environmental Laws. (i) Each of the Company and its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all material terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.
               4.21 Listing Compliance. The Company is in compliance with the requirements of The Nasdaq Capital Market for continued quotation of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on The Nasdaq Capital Market, nor has the Company received any notification that the Commission or The Nasdaq Capital Market is contemplating terminating such registration or quotation. The transactions contemplated by this Agreement will not contravene the rules and regulations of The Nasdaq Capital Market. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on The Nasdaq Capital Market and to comply in all material respects with the Company’s reporting, filing and other obligations under the rules of The Nasdaq Capital Market. The Company covenants to file the appropriate additional listing application with The Nasdaq Capital Market within three business days of the Closing Date, in order that the Conversion Shares, the Warrant Shares and the Condition Shares be duly authorized for quotation on The Nasdaq Capital Market.
               4.22 Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares, the Conversion Shares, the Warrant Shares or the Condition Shares.
               4.23 Independent Accountants. Singer, Lewak, Greenbaum and Goldstein, LLP and Lieberman & Associates, P.A., whose reports are incorporated by reference in the Memorandum, are and, during the periods covered by their reports, were, independent certified public accountants as required by the Securities Act, and the Rules and Regulations and have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
               4.24 Internal Controls. The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-14 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               4.25 Sarbanes-Oxley Compliance. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and applicable corporate governance requirements under the NASD Rules (as defined below). The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers (the “NASD Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.
               4.26 Foreign Corrupt Practices Act. The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any similar unlawful payment.
               4.27 Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
               4.28 OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               4.29 ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA (and such regulations and published interpretations) in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.
               4.30 Investment Company. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
               4.31 Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity, other than the Placement Agent, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
               4.32 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities as described in the Memorandum.
               4.33 No Restrictions on Subsidiaries. The subsidiaries of the Company are not currently prohibited, directly or indirectly, under any agreement or other instrument to which any such subsidiary is a party or is subject, from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.
               4.34 Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Conversion Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. Provided that the Purchaser is not deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Conversion Shares, the Warrant Shares and the Condition Shares by the Purchaser.
               4.35 Related Party Transactions. Except for those transactions that are not required to be disclosed by the Company pursuant to the Rules and Regulations under the Exchange Act, no transaction has occurred during the time periods covered by the SEC Documents between or among the Company or its subsidiaries and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is not described in the Memorandum or the SEC Documents.
               SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date, that:
               5.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, and in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and/or comparable entities, has the ability to bear the economic risks of an investment in the Securities and has reviewed carefully the information in the Memorandum and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Shares and Warrants set forth on the signature pages hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities and subject to no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or otherwise in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the Securities Act and the Rules and Regulations, any applicable state securities laws and Section 5.10 hereof; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will promptly notify the Company of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities, Conversion Shares, Warrant Shares and Condition Shares or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares and Warrants set forth on the signature pages hereto, relied solely upon the Memorandum and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
               5.2 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
               5.3 Confidentiality. The Purchaser understands that the information contained in the Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for the Purchaser’s confidential use. The Purchaser agrees to use the information contained in the Memorandum for the sole purpose of evaluating a possible investment in the Securities and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Memorandum, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors who need to know such contents in connection with its proposed investment in the Securities and who are informed of the confidentiality obligations set forth in this Section 5.3. Further, the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on material non-public information regarding the Company. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of the Commission’s Regulation FD. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.8). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is required to disclose pursuant to law or legal process; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

               5.4 Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
               5.5 Risk of Loss. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the Memorandum. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock.
               5.6 Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities, the Conversion Shares and the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold thereon, the Securities, the Conversion Shares and the Warrant Shares will bear a restrictive legend in substantially the following form:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
               5.7 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
               5.8 Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Conversion Shares, the Warrant Shares or the Condition Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing any applicable prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule. The Purchaser acknowledges that (i) upon the making of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the prospectus included therein (“Prospectus”) or for additional information, (ii) upon the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) upon the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) upon the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or (v) in light of the existence of material non-public information regarding the Company which the Board of Directors of the Company reasonably determines not to be in the best interests of the Company to disclose, including a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction) available to the Company, but which would be required to be disclosed in a Registration Statement, the Company may be required to suspend the use of the Prospectus (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Conversion Shares, Warrant Shares or Condition Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser hereby covenants that it will not sell any Conversion Shares, Warrant Shares or Condition Shares pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period of an aggregate in any 365-day period of longer than 90 days.
               5.9 Organization; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
               5.10 Short Sales. Notwithstanding any term to the contrary herein, (x) during the 30-day period ending on the Closing Date (the “Prior Period”) the Purchaser has not taken, and for a period of 30 days commencing with the Closing Date the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, effected any short sale of the Common Stock, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock; and (y) during the Prior Period the Purchaser has not sold or agreed to sell, directly or indirectly, any shares of Common Stock.
               SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares and Warrants delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.
               SECTION 7. Registration of the Securities; Compliance with the Securities Act.
               7.1 Registration Procedures and Expenses. The Company shall:
               (a) as soon as practicable, but in no event later than fifteen days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-3 relating to the resale of (x) the Conversion Shares, the

Warrant Shares and the Condition Shares and (y) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (x) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (together, for purposes of this Section 7, the “Registrable Securities”) by the Purchaser and the Other Purchasers from time to time on The Nasdaq Capital Market, or the facilities of any other national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;
               (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within 30 days after the Closing Date or, if the Commission reviews the Registration Statement, within 120 days after the Closing Date (the “Effective Deadline”);
               (c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective until (the “Effectiveness Period”) the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Registrable Securities become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect, or (iii) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement;
               (d) so long as the Registration Statement is effective covering the resale of the Registrable Securities owned by the Purchaser, furnish to the Purchaser with respect to the Conversion Shares, Warrant Shares and Condition Shares registered under the Registration Statement (and to each underwriter, if any, of such Conversion Shares, Warrant Shares and Condition Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;
               (e) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
               (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers (in each case except as otherwise provided herein) or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, in connection with the offering of the Registrable Securities pursuant to the Registration Statement;
               (g) file a Form D with respect to offer and sale of the Securities to the Purchaser as required under Regulation D under the Securities Act and to provide a copy thereof to the Purchaser promptly after filing; and

               (h) file, not later than the next business day after the Closing Date, a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereby in accordance with the applicable Rules and Regulations.
          The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as part of Appendix I.
               7.2 Transfer of Securities. The Purchaser agrees that it will not effect any disposition of the Securities (as well as any Conversion Shares, Warrant Shares or Condition Shares) or its right to purchase the Securities (as well as any Conversion Shares, Warrant Shares or Condition Shares) that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement (in the case of the Conversion Shares, the Warrant Shares and the Condition Shares) or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.
               7.3 Indemnification. For the purpose of this Section 7.3:
(i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee of the Securities from the Purchaser who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement.
               (a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the

Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any breach by the Company of the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and, provided further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the breach by the Purchaser of any representation or warranty made by the Purchaser herein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, or (v) any violation by the Purchaser of any applicable federal or state securities laws, rule or regulations.
               (b) The Purchaser will severally, but not jointly with the Other Purchasers, indemnify and hold harmless the Company, each of its directors, each of its officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers and each such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the breach by the Purchaser of any representation or warranty made by the Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement, the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers and each such controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers and each such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of proceeds received by the Purchaser on the sale of the Registrable Securities pursuant to the Registration Statement (“Proceeds”).
               (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, indemnifiable hereunder such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Proceeds exceed the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’s obligation to contribute pursuant to this Section 7.3 is several and not joint with the Other Purchasers.
               7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Securities (as well as the

Conversion Shares, the Warrant Shares and the Condition Shares) shall cease and terminate as to any particular number of the Securities (as well as the Conversion Shares, the Warrant Shares and the Condition Shares) upon the earlier of (i) in the case of the Conversion Shares, the Warrant Shares and the Condition Shares, the passage of two years from the effective date of the Registration Statement covering such Registrable Securities (unless the Purchaser is then, or was during the preceding three months, an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Company and (ii) such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
               7.5 Information Available. The Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Conversion Shares, the Warrant Shares and the Condition Shares and will otherwise cooperate with the Purchaser when conducting an investigation for the purpose of reducing or eliminating the Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.
               7.6 Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline, then for each day following the Filing Deadline, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effective Deadline, then for each day following the Effective Deadline, until but excluding the date the Commission declares the Registration Statement effective, or if after its effective date, without regard for the reason therefor or efforts with respect thereto, the Registration Statement or the Prospectus ceases, for any reason (including by reason of any Suspension), to be effective and available to the Purchaser as the holder of Registrable Securities as to all of its Registrable Securities at any time prior to the expiration or the Effectiveness Period, then for each day following the Registration Statement or Prospectus ceasing to be so effective and available (which, for the avoidance of doubt, shall include each day of any Suspension period) until the Registration Statement and Prospectus shall thereafter become effective and available, the Company shall pay the Purchaser with respect to any such failure or event, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% (prorated for a period of less than 30 days) of the purchase price paid by the Purchaser for its Securities purchased pursuant to this Agreement; and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period. Any payments made pursuant to this Section 7.6 shall not constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.6 (i) to more than one Purchaser in respect of the same Securities for the same period of time or (ii) in an aggregate amount that exceeds 10% of the purchase price paid by the Purchasers for the Securities purchased pursuant to the Agreements. Such payments shall be made to the Purchasers in cash.
               SECTION 8. Register. The Company shall keep at its principal executive office a register for the registration and registration of transfers of the Shares. The name and address of each holder of the Shares, each transfer thereof and the name and address of each transferee of the Shares shall be registered in such register. Prior to due presentment for registration of transfer, the person in whose name any Shares shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.
               SECTION 9. Covenants With Respect to the Shares. Unless the holders of a majority of the Shares shall otherwise agree (which majority must include the Purchaser), the Company shall not (i) alter or change in any manner adverse to the interests of the holders of the Shares (whether pursuant to an amendment to the Company’s articles of incorporation or any certificate of designation or in connection with any merger, reclassification or consolidation or otherwise) the designated powers, rights, preferences or privileges, or impair the conversion rights, of the Shares or (ii) from and after the MFN Period Expiration Date (as defined in Section 23), authorize or create (by reclassification or otherwise) any class or series of preferred stock, or any indebtedness that is convertible into any class of stock of the Company, of the Company with powers, rights, preferences and privileges senior to the Convertible Preferred Stock. The Purchaser hereby acknowledges that nothing in this Agreement is intended to restrict the Company’s ability to issue at any time any securities (including such convertible indebtedness) ranking pari passu with, or junior to, the Convertible Preferred Stock.
               SECTION 10. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.
               SECTION 11. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of the Purchaser to purchase the Securities pursuant to the Agreement has been made by the Purchaser independently of any Other Purchaser. Nothing contained in this Agreement, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser acknowledges that no Other Purchaser has acted as agent for the Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

               SECTION 12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon five (5) days’ advance written notice to the other party:

(a)	if to the Company, to:
BabyUniverse, Inc.
150 South U.S. Highway One, Suite 500
Jupiter, Florida 33477
Attn: Jonathan Teaford
Facsimile: (561) 277-6446

with a copy to:
Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California 90403
Attn: D. Thomas Triggs
Facsimile: (310) 451-8303

(b)	if to the Purchaser, at its address as set forth at the end of this Agreement.
               SECTION 13. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or modification effected in accordance with this Section 13 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
               SECTION 14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
               SECTION 15. Severability. In case any provision contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
               SECTION 16. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern

District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
               SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.
               SECTION 18. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.
               SECTION 19. Fees and Expenses. Except as otherwise expressly set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.
               SECTION 20. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and, to the extent provided in Section 7.3, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns, and, subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement, to the extent such subsequent purchaser is a permitted assignee of the Purchaser pursuant to Section 21.
               SECTION 21. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser only with the prior written consent of the Company, except such consent shall not be required in the case of (i) any assignment by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, or (ii) subject to the restrictions on transfer of the Warrants as contained in Section 4 of the warrant certificate issued to the Purchaser, any assignment by any holder of Shares, Warrants, Warrant Shares, Conversion Shares or Condition Shares to any transferee or assignee of such securities to the extent such transfer of securities shall have not been consummated in violation of the provisions of this Agreement, provided that, in each such case, such assignee agrees in writing to be bound by the terms of this Agreement.
               SECTION 22. Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
               SECTION 23. Most Favored Nation. In the event that at any time on or prior to the earlier to occur of the consummation of the eToys Merger or the public announcement by the Company of the termination of the eToys Merger (the date thereof, as it may be definitionally extended for purposes of Section 9 and this Section 23 by the Company in its sole discretion, the “MFN Period Expiration Date”) the Company issues, or enters into any agreement to issue, any of its equity securities, including any securities (including debt securities) that are convertible or exercisable into, or exchangeable for, such equity securities, to one or more Other Purchasers, and if, in connection with such issuance, the Other Purchasers to which such securities are issued (the “Favored Issuees”) (A) receive any economic terms (including, without limitation, price, the effective common stock conversion price, the percentage warrant coverage and the warrant exercise price) incident to such issuance which are superior to the economic terms applicable to the Purchaser’s purchase of securities pursuant to this Agreement, (B) are accorded investor rights vis-à-vis the Company that are either (i) superior to similar rights accorded to the Purchaser pursuant to this Agreement, or (ii) in addition to the corpus of such rights conferred on the Purchaser pursuant to this Agreement, or (C) are issued securities with any powers, rights, preferences or privileges senior to those of the Convertible Preferred Stock, then the Company shall timely provide to the Purchaser the right to participate in such issuance, on the identical terms and conditions as the Favored Issuees (based upon the Purchaser’s U.S.$700,004.04 investment hereunder), in exchange for the cancellation of all of the Purchaser’s rights under this Agreement, the Warrants and the Certificate of Designation, other than the right of the Purchaser to retain 50% of the Warrants purchased by the Purchaser pursuant to this Agreement (subject to the original terms of such Warrants).
               SECTION 24. Publicity. Notwithstanding anything to the contrary set forth herein, the Company shall not publicly disclose the name of the Purchaser for marketing purposes or otherwise, or include the name of the Purchaser in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any other regulatory agency or securities exchange, without the prior written consent of the Purchaser, except to the extent such disclosure is required by applicable laws, rules or regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure; provided, further, that notwithstanding the foregoing, the Company shall have the right to disclose the name of the Purchaser in oral communications between the Company and its representatives and potential Other Purchasers; provided, that, in connection with any disclosure pursuant to the foregoing proviso, the Company shall only be permitted to disclose that the Purchaser has invested in the Convertible Preferred Stock and shall not state or suggest that the Purchaser endorses, sponsors, promotes or encourages an investment in the Company by any potential Other Purchaser.
[Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BabyUniverse, Inc.
By:
	Name:	John C. Textor
	Title:	Chief Executive Officer

INVESTOR SIGNATURE PAGE
Print or Type:

Name of Purchaser
(Individual or Institution):

Pequot Proprietary Risk Allocation Fund, L.P.

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:
Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Telecopier:

Number of Shares to	Number of Warrants
Be	to Be	Price Per Share In	Aggregate
Purchased	Purchased	Dollars	Price
88,833	22,209	$7.88	$700,004.04

SCHEDULE OF PURCHASERS

Aggregate
Number
			Aggregate	of	Purchase	Aggregate
	Purchaser	Taxpayer	Number	Warrant	Price per	Purchase
Purchaser Name	Address	ID	of Shares	Shares	Unit	Price

APPENDIX I
SUMMARY INSTRUCTION SHEET FOR PURCHASER
(TO BE READ IN CONJUNCTION WITH THE ENTIRE
SECURITIES PURCHASE AGREEMENT WHICH THIS FOLLOWS)
A.	Complete the following items on the Securities Purchase Agreement (Please sign two originals):

1.	Investor Signature Page:
(i) Name of Purchaser (Individual or Institution)
(ii) Name of Individual representing Purchaser (if an Institution)
(iii) Title of Individual representing Purchaser (if an Institution)
(iv) Signature of Individual Purchaser or Individual representing Purchaser
(v) Amount and Purchase Price of Securities to be Purchased
2.	Appendix I — Securities Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Securities Certificate Questionnaire and the Registration Statement Questionnaire.

3.	By 7:00 p.m. New York Time on Thursday, May 24, 2007, return one copy of the properly completed and signed Securities Purchase Agreement including the properly completed Appendix I (initially by facsimile with an original copy by overnight delivery) to each of:
CIBC World Markets Corp.
300 Madison Avenue, 5th Floor
New York, New York 10017
Attention: Ashley Myles
Phone: (212) 667-7258
Telecopy: (212) 667-6140
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Ze’-ev Eiger, Esq.
Phone: (212) 468-8222
Telecopy: (212) 468-7900
Please complete all of the information on the signature page of the Securities Purchase Agreement to facilitate the Closing and the physical delivery of the Securities.

A copy of the Securities Purchase Agreement signed by the Company will be delivered to the Purchaser on the date delivered by the Purchaser.

B.	By 1:00 p.m. New York Time on Tuesday, May 29, 2007, the Purchaser shall wire the purchase price for the Securities to the Company’s account specified in and pursuant to the enclosed Wire Instructions.

C.	Upon the resale of the Conversion Shares, the Warrant Shares or the Condition Shares by the Purchaser after the Registration Statement covering the Conversion Shares, the Warrant Shares and the Condition Shares is effective, as described in the Securities Purchase Agreement, the Purchaser must effectively cause the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

Wire Instructions
Lydian Bank and Trust
Palm Beach, Florida
ABA # 067-092-200
Account Name: BabyUniverse, Inc.
Account No.: 600-004-451
IMPORTANT: Please clearly indicate on the wire (i) the name of the originator (i.e., the Purchaser) and (ii) the beneficiary, BabyUniverse, Inc. Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by [insert name of bank].
PLEASE NOTE: If you will be initiating a wire transfer from overseas, please call Simone Lyken, to obtain the Swift code number. Funds may be wired in U.S. dollars only.
CONTACT:
Attention: Simone Lyken
Tel. No.: 212.623.5118

APPENDIX I
(PAGE 1 OF 3)
SECURITIES CERTIFICATE QUESTIONNAIRE
          Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s) and warrants(s). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

APPENDIX I
(PAGE 2 OF 3)
REGISTRATION STATEMENT QUESTIONNAIRE
          In connection with the preparation of the Registration Statement, please provide us with the following information:
               SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
               SECTION 2. Please provide the number of Securities that you or your organization will own immediately after Closing, including those Securities purchased by you or your organization pursuant to this Agreement and those Securities purchased by you or your organization through other transactions and provide the number of shares that you have or your organization has the right to acquire within 60 days of Closing:
               SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
_____ Yes     _____ No

If yes, please indicate the nature of any such relationships below:

               SECTION 4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer: [ ] Yes [ ] No If “yes,” please describe below

APPENDIX I
(PAGE 3 OF 3)
               NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)
               Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
               Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)
               Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX II
[Transfer Agent]
Attention:
PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE
The undersigned, [an officer of, or other person duly authorized by]
                                                                                                                                                                                                        hereby certifies
[fill in official name of individual or institution]
that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on                      in
   [date]
accordance with the terms of the Securities Purchase Agreement and in accordance with Registration Statement number or otherwise in accordance with the Securities Act of 1933,
[fill in the number of or otherwise identify Registration Statement]
as amended, and, in the case of a transfer pursuant to the Registration Statement, the requirement of delivering a current prospectus by the
Company has been complied with in connection with such sale.
Print or Type:

Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution)

Title of Individual representing
Purchaser (if an Institution):

Signature by:
Individual Purchaser or Individual repre- senting Purchaser:

EXHIBIT A
CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.001 PER SHARE,
OF BABYUNIVERSE, INC.

37

ANNEX A
FORM OF CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

38

ANNEX B
FORM OF SUPPLEMENT NO. 1 TO
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

39